Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Record Net Income for Second Quarter 2010 and

Increased Revolving Credit Facility

SAN DIEGO, August 2, 2010 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the second quarter ended June 30, 2010.

For the second quarter of 2010:

•	Gross collections were $156.8 million, a 28% increase over the $122.4 million in the same period of the prior year.

•

Investment in receivable portfolios was $83.3 million, to purchase $2.2 billion in face value of debt, compared to $82.0 million, to purchase $1.9 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $45.5 million as of June 30, 2010. Total debt, consisting of the revolving credit facility, convertible senior notes and capital lease obligations, was $328.7 million as of June 30, 2010, an increase of 8% from $303.1 million as of December 31, 2009.

•

Revenue from receivable portfolios, net was $91.8 million, a 24% increase over the $74.0 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, was 60%, compared to 64% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.4 million, an 8% increase over the $4.1 million in the same period of the prior year.

•

Total operating expenses were $72.8 million, a 15% increase over the $63.5 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 43.4% compared to 48.3% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $90.5 million, a 40% increase over the $64.7 million in the same period of the prior year.

•	Total interest expense was $4.9 million, compared to $4.0 million in the same period of the prior year.

•	Net income was $11.7 million or $0.47 per fully diluted share, compared to net income of $6.6 million or $0.28 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $10.23 as of June 30, 2010, an 11% increase over $9.23 as of December 31, 2009.

Encore Capital Group, Inc.

Additional Financial Information:

Certain events affected the comparability of 2010 versus 2009 quarterly results, as outlined below. For a more detailed comparison of 2010 versus 2009 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

•	In the second quarter of 2010, the Company recorded net portfolio allowances of $2.8 million, compared to $4.6 million in the same period of the prior year.

•	In the second quarter of 2010, the Company expensed $11.4 million in upfront court costs, compared to $10.6 million in the same period of the prior year.

•

In the second quarter of 2009, the Company repurchased $2.9 million principal amount of its outstanding convertible senior notes, for a total price of $2.4 million, plus accrued interest. These repurchases resulted in a gain of $0.2 million or $0.01 per fully diluted share.

Increased Revolving Credit Facility

Separately, the Company announced today that on July 15, 2010, it obtained an additional $33.0 million in commitments from lenders and exercised a portion of its $100.0 million accordion feature. The Company thereby increased its revolving credit facility to $360.5 million from $327.5 million, leaving $67.0 million available under the accordion feature. Upon exercise of the accordion, there was $78.5 million in available capacity under the facility, subject to borrowing base and applicable debt covenants.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 P.M. Pacific time / 5:00 P.M. Eastern time to discuss second quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation, log on at the Investor Relations page of the Company’s website at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of

Encore Capital Group, Inc.

approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure that reflects the equity deployed in the business. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$10,402	$8,388
Accounts receivable, net	2,478	3,134
Investment in receivable portfolios, net	566,815	526,877
Deferred court costs	25,954	25,957
Property and equipment, net	11,234	9,427
Prepaid income tax	2,039	—
Other assets	9,793	4,252
Goodwill	15,985	15,985
Identifiable intangible assets, net	943	1,139

Total assets	$645,643	$595,159

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$22,028	$21,815
Income taxes payable	—	2,681
Deferred tax liabilities, net	16,958	16,980
Deferred revenue	4,808	5,481
Debt	328,656	303,075
Other liabilities	1,066	2,036

Total liabilities	373,516	352,068

Commitments and contingencies and subsequent events
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,785 shares and 23,359 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	238	234
Additional paid-in capital	110,117	104,261
Accumulated earnings	162,433	139,842
Accumulated other comprehensive loss	(661)	(1,246)

Total stockholders’ equity	272,127	243,091

Total liabilities and stockholders’ equity	$645,643	$595,159

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Revenue from receivable portfolios, net	$91,845	$73,965	$174,752	$146,240
Servicing fees and other related revenue	4,386	4,070	8,817	8,241

Total revenue	96,231	78,035	183,569	154,481

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	16,484	14,762	31,969	28,719
Stock-based compensation expense	1,446	994	3,207	2,074
Cost of legal collections	31,235	28,626	57,668	58,573
Other operating expenses	9,027	6,598	18,141	12,578
Collection agency commissions	6,413	4,797	11,709	7,688
General and administrative expenses	7,425	7,097	14,304	12,794
Depreciation and amortization	752	620	1,425	1,243

Total operating expenses	72,782	63,494	138,423	123,669

Income before other (expense) income and income taxes	23,449	14,541	45,146	30,812

Other (expense) income
Interest expense	(4,880)	(3,958)	(9,418)	(8,231)
Gain on repurchase of convertible notes, net	—	215	—	3,268
Other (expense) income	(90)	9	102	(72)

Total other expense	(4,970)	(3,734)	(9,316)	(5,035)

Income before income taxes	18,479	10,807	35,830	25,777
Provision for income taxes	(6,749)	(4,166)	(13,239)	(10,139)

Net income	$11,730	$6,641	$22,591	$15,638

Weighted average shares outstanding:
Basic	23,713	23,168	23,673	23,145
Diluted	24,958	23,971	24,897	23,811
Earnings per share:
Basic	$0.49	$0.29	$0.95	$0.68
Diluted	$0.47	$0.28	$0.91	$0.66

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Six Months Ended June 30,
	2010	2009
Operating activities:
Net income	$22,591	$15,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,425	1,243
Amortization of loan costs and debt discount	2,194	2,160
Stock-based compensation expense	3,207	2,074
Gain on repurchase of convertible notes, net	—	(3,268)
Deferred income tax expense	(22)	360
Excess tax benefit from stock-based payment arrangements	(1,813)	(28)
Provision for allowances on receivable portfolios, net	10,720	9,991
Changes in operating assets and liabilities
Other assets	39	(2,456)
Deferred court costs	3	(1,425)
Prepaid income tax and income taxes payable	(3,027)	8,577
Deferred revenue	(673)	197
Accounts payable, accrued liabilities and other liabilities	(1,072)	611

Net cash provided by operating activities	33,572	33,674

Investing activities:
Purchases of receivable portfolios	(164,968)	(137,946)
Collections applied to investment in receivable portfolios, net	112,446	81,163
Proceeds from put-backs of receivable portfolios	1,864	1,430
Purchases of property and equipment	(1,647)	(1,400)

Net cash used in investing activities	(52,305)	(56,753)

Financing activities:
Payment of loan costs	(4,660)	—
Proceeds from revolving credit facility	53,000	62,500
Repayment of revolving credit facility	(31,000)	(21,500)
Repurchase of convertible notes	—	(22,262)
Proceeds from net settlement of certain call options	524	—
Proceeds from exercise of stock options	1,688	29
Excess tax benefit from stock-based payment arrangements	1,813	28
Repayment of capital lease obligations	(618)	(122)

Net cash provided by financing activities	20,747	18,673

Net increase (decrease) in cash and cash equivalents	2,014	(4,406)
Cash and cash equivalents, beginning of period	8,388	10,341

Cash and cash equivalents, end of period	$10,402	$5,935

Supplemental disclosures of cash flow information:
Cash paid for interest	$6,994	$6,435
Cash paid for income taxes	$16,544	$1,626
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$1,389	$—

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and

Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30,
	2010	2009
GAAP net income, as reported	$11,730	$6,641
Interest expense	4,880	3,958
Provision for income taxes	6,749	4,166
Depreciation and amortization	752	620
Amount applied to principal on receivable portfolios	64,901	48,303
Stock-based compensation expense	1,446	994

Adjusted EBITDA	$90,458	$64,682

	Three Months Ended June 30,
	2010	2009
GAAP total operating expenses, as reported	$72,782	$63,494
Stock-based compensation expense	(1,446)	(994)
Bankruptcy servicing operating expenses	(3,300)	(3,454)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$68,036	$59,046

	As of June 30, 2010	As of December 31, 2009
GAAP total stockholders’ equity, as reported	$272,127	$243,091
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(943)	(1,139)

Tangible book value	$255,199	$225,967
Diluted shares outstanding	24,958	24,484

Tangible book value per share	$10.23	$9.23